UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 11, 2012

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Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Bullitt Lane, Suite 450 Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2012, the board of directors of Sypris Solutions, Inc. (the “Company”) elected Robert F. Lentz, age 59, as a Class II member of the Company’s board of directors.

From approximately June 2009 until March 2012, Mr. Lentz served as a consultant and member of the Senior Advisory Board for the Company’s subsidiary Sypris Electronics, LLC (“Sypris Electronics”). In this capacity Mr. Lentz provided strategic guidance relating to new and emerging technologies in the cyber security marketplace, and he was particularly valuable in facilitating introductions to potential partners in the cyber security marketplace. In anticipation of a directorship with the Company, Mr. Lentz has also agreed to terminate any separate compensation for services rendered to Sypris Electronics. The Company anticipates that, in his new role as a director of the Company, Mr. Lentz will continue to provide strategic guidance to the Company with his extensive knowledge and first-hand experience with many of the companies that make up the cyber security marketplace.

Since January 1, 2011 Mr. Lentz has received approximately $176,250 for Senior Advisory Board membership and consulting services and $6,722 for expenses including meals, airfare and transportation from Sypris Electronics. The Company has determined that, due to his prior compensation arrangement with Sypris Electronics, Mr. Lentz will be a non-independent director for the present time.

There are no arrangements or understandings pursuant to which Mr. Lentz was selected as a director of the Company.

Mr. Lentz will be compensated in accordance with the Sypris Solutions, Inc. Directors Compensation Program on the same basis as each of the other non-employee directors.

From October 2009 to the present, Mr. Lentz has served as President of Cyber Security Strategies, LLC, a global cyber security consulting company. From November 2007 to October 2009, Mr. Lentz served as Deputy Assistant Secretary of Defense for Cyber, Identity and Information Assurance in the Department of Defense (“DoD”). From November 2000 to October 2009, he served as the Chief Information Security Officer for the DoD. Among his many other responsibilities, Mr. Lentz served as the Chairman of the National Space INFOSEC Steering Council, principal DoD member of the Presidential Sub-Committee on National Security Systems, leader of the DoD IA Steering Council, and the IA Domain Owner of the Global Information Grid  Enterprise Information Environment  Mission Area. In his capacity as the Chief Information Security Officer, Mr. Lentz was a member of the DoD CIO Executive Council. He also served as the DoD liaison to several private sector boards, including the Center for Internet Security Strategic Advisory Council, the Common Vulnerabilities & Exposures Senior Advisory Council, the International Cyber Center Advisory Board and SAFEcode. Mr. Lentz began his career with the National Security Agency in 1975.

A copy of the press release announcing Mr. Lentz’s election is attached as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit
	99	Press release issued July 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 12, 2012	Sypris Solutions, Inc.

		By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press release issued July 12, 2012.